EXHIBIT 10.1

AMENDMENT NO. 10 TO

10% CONVERTIBLE REDEEMABLE NOTE

DATED SEPTEMBER 30, 2016

This AMENDMENT NO. 10 TO 10% REDEEMABLE nOTE dated SEPTEMBER 30, 2016 (this “Amendment”) is made and entered into as of December 17, 2024, by and between Clayton A. Struve (the “Holder”) and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the “Company”).

RECITALS

WHEREAS, the Company is a party to that certain 10% Convertible Redeemable Note, dated September 30, 2016, as amended (as so amended, the “Note”), payable to Holder (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note);

WHEREAS, the Note had a Maturity Date of September 30, 2024; and

WHEREAS, the Holder and the Company wish to amend the Note to extend the Maturity Date to September 30, 2025.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following.

1. Amendment of Maturity Date. The Maturity Date of the Note is hereby amended to September 30, 2025.

2. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:	Holder:

KNOW LABS, INC.	CLAYTON A. STRUVE

/s/Ronald P. Erickson	/s/Clayton A. Struve
By:	By:
Name: Ronald P. Erickson	Clayton A. Struve
Title: Chairman and CEO